UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2017

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	001-35074 (Commission File Number)	27-2962512 (I.R.S. Employer Identification No.)

12600 Hill Country Blvd, Suite R-100
Austin, Texas 78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2017, Summit Hotel Properties, Inc. (the “Company”) announced the appointment, effective as of April 17, 2017, of Jonathan P. Stanner as the Company’s new Executive Vice President and Chief Investment Officer. Mr. Stanner will report to Daniel P. Hansen, the Company’s Chairman, President and Chief Executive Officer.

Prior to joining Summit, Mr. Stanner served as Chief Executive Officer of Strategic Hotels & Resorts, Inc., which was publicly-traded until being sold to the Blackstone Real Estate Partners VIII fund in 2015 in a high profile transaction valued at approximately $6 billion. Mr. Stanner held increasingly senior positions with Strategic Hotels & Resorts since he joined the company in 2005, including Director of Corporate Finance, Senior Vice President - Capital Markets, Acquisitions and Treasurer and Chief Financial Officer. Prior to joining Strategic Hotels & Resorts, Mr. Stanner was an investment banking analyst with Banc of America Securities. Mr. Stanner earned a Bachelor of Science in Management and a Master of Business Administration, both from the Krannert School of Management at Purdue University.

On April 3, 2017, the Company and Mr. Stanner entered into an employment agreement that will become effective on April 17, 2017. The material terms of the employment agreement are summarized below, and such summary is qualified in its entirety by the actual terms of the employment agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

The employment agreement has an initial term that will commence on April 17, 2017 and will expire on May 27, 2018. The employment agreement provides for automatic one-year extensions unless either party provides at least 30 days’ notice of non-renewal.

The employment agreement requires Mr. Stanner to devote substantially all of his business time, attention and effort to the Company’s affairs.

The employment agreement provides for:

•	an annual base salary equal to $400,000, which is subject to increase on an annual basis at the discretion of the Board of Directors or its Compensation Committee;

•	for 2017, a cash bonus opportunity, which will be determined by the Compensation Committee in its discretion;

•	for each calendar year, except for 2017, eligibility for an annual cash performance bonus based on the satisfaction of performance goals and other requirements established by the Compensation Committee, which state the amount that will be earned on account of achieving a “target” level of performance (as established by the Compensation Committee) will not be less than 100% of Mr. Stanner’s then-current base salary;

•	eligibility to participate in the Company’s 2011 Equity Incentive Plan as Amended and Restated Effective June 15, 2015 (“Equity Plan”), as well as other incentive, savings and retirement plans applicable generally to our senior executives; and

•	eligibility to participate in the Company’s benefit plans in which other executive level employees are eligible to participate.

The employment agreement provides that, in the event Mr. Stanner’s employment ends on account of a “termination without cause” or a “voluntary termination for good reason” (each as defined in the employment agreement), Mr. Stanner will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	Mr. Stanner will be paid an amount equal to the product of the “severance multiple” (as defined below) and his then-current base salary;

•	Mr. Stanner will be paid an amount equal to the product of the severance multiple and his then target annual bonus;

•	Mr. Stanner will be paid a pro-rated bonus for the then-current fiscal year based on the annual bonus he earned for the fiscal year ended prior to his termination;

•	Mr. Stanner will be reimbursed for premiums paid for COBRA coverage for he and his eligible dependents for twelve months following termination;

The “severance multiple” is one and one-half times if Mr. Stanner’s employment ends upon a termination without cause before the date of a control change date and a control change date does not occur within 90 days after the date of termination or if Mr. Stanner’s employment ends upon a voluntary termination with good reason before a control change date. The severance multiple is two times in the event Mr. Stanner’s employment ends upon a termination without cause on or after the date of a control change date or within the 90 day period preceding the date of a control change date or if Mr. Stanner’s employment ends upon a voluntary termination with good reason on or after the date of a control change date.

The employment agreement does not provide an indemnification or gross-up payment for the parachute payment excise tax under Sections 280G and 4999 of the Internal Revenue Code. Instead, the employment agreement provides that the severance and any other payments or benefits that are treated as parachute payments under the Internal Revenue Code will be reduced to the maximum amount that can be paid without an excise tax liability. The parachute payments will not be reduced, however, if Mr. Stanner will receive greater after-tax benefits by receiving the total or unreduced benefits (after taking into account any excise tax liability payable by the executive).

The employment agreement also provides that in the event Mr. Stanner’s employment is terminated for cause, voluntarily, upon his death or disability or upon non-renewal of the employment agreement, Mr. Stanner is entitled to receive standard termination benefits, which consist of Mr. Stanner’s earned but unpaid compensation up to the termination date and any benefits due under the terms of the Company’s employee benefit plans.

The employment agreement also contains standard confidentiality, non-competition, non-solicitation and non-disparagement covenants.

Pursuant to the terms of the employment agreement, Mr. Stanner has acknowledged and agreed that any incentive compensation, whether payable in cash or equity (but excluding amounts that vest or become payable solely on account of continued employment or service) that is payable under the employment agreement or under any other agreement or any plan or arrangement is subject to recoupment or repayment if such action is required under applicable law or the terms of any “clawback” policy that the Company adopts in the future, provided such policy is in effect on the date such incentive compensation or benefit was paid.

Additionally, in connection with Mr. Stanner’s joining the Company, the Company and Mr. Stanner will enter into an indemnification agreement in substantially the same form as the Company has entered into with each of its currently serving directors and executive officers.

In connection with the appointment, Mr. Stanner will receive a time-based stock award of 20,215 shares of common stock issued under the Company’s Equity Plan with vesting over a three-year period as follows: 25% of shares will vest on March 9, 2018; 25% of the shares will vest on March 9, 2019; and 50% of the shares will vest on March 9, 2020. Mr. Stanner will also receive a performance-based stock award of 30,322 shares of common stock issued under the Company’s Equity Plan. The performance-based shares may be earned under the same terms and conditions as those performance-share awards granted to the Company’s executive officers as disclosed in the Company’s Current Report on Form 8-K filed on March 10, 2017.

Item 7.01.	Regulation FD Disclosure

On April 4, 2017, the Company issued a press release announcing the appointment of Jonathan P. Stanner as the as the Company’s new Executive Vice President and Chief Investment Officer. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, effective as of April 17, 2017, between Summit Hotel Properties, Inc. and Jonathan P. Stanner.

99.1	Press release issued on April 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
(Registrant)

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: April 4, 2017		Executive Vice President, General Counsel and Chief Risk Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective as of April 17, 2017, between Summit Hotel Properties, Inc. and Jonathan P. Stanner.

99.1	Press release issued on April 4, 2017.